UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2013

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On September 20, 2013, NGL Energy Partners LP (the “Partnership”), NGL Energy Holdings LLC, the general partner of the Partnership (the “General Partner”), and certain of the Partnership’s subsidiaries (together with the Partnership and the General Partner, the “Partnership Entities”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the several underwriters (the “Underwriters”) named therein, pursuant to which the Partnership agreed to sell to the Underwriters up to 4,715,000 common units (the “Units”) representing limited partner interests in the Partnership (including 615,000 Units pursuant to the Underwriters’ option to purchase additional Units) at a price to the public of $32.38 per Unit (or $31.16575 per Unit, net of underwriting discounts and commissions in the amount of $1.21425 per Unit).  The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-189842) of the Partnership and the base prospectus, dated July 8, 2013, included therein, as supplemented by the prospectus supplement, dated September 20, 2013, relating to the Units, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) of the Securities Act on September 23, 2013. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership Entities, and customary conditions to closing, indemnification obligations of the Partnership Entities and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

The offering closed on September 25, 2013.  The Partnership sold 4,100,000 Units and received net proceeds of approximately $127.6 million from the offering.  As described in the prospectus supplement, the Partnership intends to use the net proceeds from the offering to repay borrowings under its revolving credit facility incurred in connection with acquisitions.

The Underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business. Affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility and, accordingly, will receive a portion of the net proceeds from this offering.

Item 8.01.                                        Other Events

On September 20, 2013, the Partnership issued a press release announcing that it had priced the offering of the Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of September 20, 2013 by and among the Partnership Entities and RBC Capital Markets, LLC as representative of the several underwriters named therein

5.1	Opinion of Winston & Strawn LLP regarding legality of the Units

8.1	Opinion of Winston & Strawn LLP relating to tax matters

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Winston & Strawn LLP (included in Exhibit 8.1 hereto)

99.1	Press release dated September 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: September 25, 2013		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of September 20, 2013 by and among the Partnership Entities and RBC Capital Markets, LLC as representative of the several underwriters named therein

5.1	Opinion of Winston & Strawn LLP regarding legality of the Units

8.1	Opinion of Winston & Strawn LLP relating to tax matters

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Winston & Strawn LLP (included in Exhibit 8.1 hereto)

99.1	Press release dated September 20, 2013.